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                                                                    EXHIBIT 5.1

                            [PETROFINA LETTERHEAD]


                                                                    May 18, 1998
Legal Department
----------------
98/417-VE/ml
                                        Securities and Exchange Commission
                                        450 Fifth Street, N.W.

                                        Washington DC 20549

                                        USA


Dear Sirs,

PetroFina Registration Statement on Form F-4
--------------------------------------------

As General Counsel of PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium (the "Company"), I am fully aware of the Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form F-4 filed with the Securities and Exchange Commission on or about May 18, 1998 under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the registration of
(i) warrants ("PetroFina Warrants") to purchase American Depositary Shares representing ordinary voting shares of the Company and (ii) ordinary voting shares of the Company, without nominal value ("PetroFina Shares"), issuable upon exercise of the PetroFina Warrants. The PetroFina Warrants are to be issued in connection with a merger transaction pursuant to which Fina, Inc. will become an indirect, wholly-owned subsidiary of the Company. For the purposes of this opinion, I have examined and relied upon such documents, records, certificates and other instruments as I have deemed necessary.

Based solely on the foregoing and upon our examination of such questions of law and statutes as I have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

1. The PetroFina Warrants have been duly authorized and such PetroFina Warrants, when issued and delivered in accordance with the terms of the Warrant Agreement to be executed between the Company and Citibank, N.A. as Warrant Agent, a form of which is attached as an exhibit to the Registration Statement, will be legally issued, fully paid and non-assessable and will be a legally binding obligation of the Company.

2. When the PetroFina Shares shall have been issued upon exercise of the PetroFina Warrants in accordance with the Warrant Agreement and the Registration Statement shall have become effective, the PetroFina Shares will be legally issued, fully paid and non-assessable and will be a legally binding obligation of the Company.

3. The discussion set forth under the heading "Special Factors - Certain Tax Consequences of the Merger" and "Certain Tax Considerations Relating to PetroFina Warrants and PetroFina ADSs" constitutes, in all material respects, a fair and accurate summary of the Belgian tax consequences of the Merger; the ownership, disposition or exercise of PetroFina Warrants; and the ownership, and disposition of PetroFina ADSs under current law.
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This opinion shall be limited to the laws of the Kingdom of Belgium.

I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without my express prior written consent.

I hereby consent to the filing of this opinion as an exhibit to the Amendment No. 1 to the Registration Statement. The issuance of such a consent does not concede that I am an expert for the purposes of the Securities Act of 1933.

                                                  Sincerely,

                                                  /s/FRANCOIS VINCKE

                                                  Francois Vincke
                                                  Secretary General